EXHIBIT 99.1

             NATIONAL COAL CORP. REPORTS FIRST QUARTER 2006 RESULTS

- REVENUES FOR FIRST QUARTER 2006 TOTAL APPROXIMATELY $20 MILLION, UP FROM $12.6 MILLION IN THE SAME PERIOD LAST YEAR

- COAL TONNAGE SALES INCREASE TO A RECORD 372,109 FOR THE FIRST QUARTER 2006, UP FROM 366,450 IN THE FOURTH QUARTER 2005 AND FROM 226,218 IN THE SAME PERIOD LAST YEAR

- COAL TONNAGE PRODUCTION, INCLUDING PURCHASED COAL FROM THIRD PARTIES, INCREASED TO A RECORD 424,844 TONS FOR THE QUARTER, UP FROM 362,798 IN THE FOURTH QUARTER 2005 AND 217,063 IN THE SAME PERIOD 2005

- 3 MINES SET TO OPEN IN LESS THAN 6 MONTHS ARE ANTICIPATED TO PRODUCE AN ADDITIONAL 55,000 TONS OF COAL PER MONTH

KNOXVILLE, TENN. - (May 13, 2006) - National Coal Corp. (Nasdaq: NCOC) today reports first quarter 2006 revenue increased 59% to $20 million from $12.6 million in the prior-year period. Tons of coal shipped in the first quarter increased 65% to a record 372,109 tons, up from 366,450 tons during fourth quarter 2005 and from 226,218 tons in the prior-year period. Tons produced, including purchased coal from third party vendors, increased 96% to 424,844 tons, up from 362,798 reported last quarter and 217,063 in first quarter 2005.

Net loss for the period increased to $7.7 million from $2.2 million in the first quarter of 2005, and adjusted EBITDA, a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes, showed a loss of $1.97 million versus breakeven for the prior-year quarter.

Jon Nix, CEO, President and Chairman of the Board at National Coal explains, "The increased net loss is primarily attributable to an accident that occurred with one of our highwall miners in March and all of the consequences of that accident, including significant repair costs and loss of production. Accidents of this nature are a part of the coal mining industry and, in our case, we're fortunate that its effects are temporary. We are executing an aggressive business plan and are still very much on point with regard to our long-term goals of sales growth and cost containment."

In March 2006, one of the Company's two highwall miners was damaged by a rock collapse which will result in approximately three months of lost service. Repairs to the highwall miner are expected to total approximately $1.8 million and were recorded as a cost of sales in the first quarter 2006. National Coal's insurance claim was denied and management intends to take legal action against the insurance provider. The highwall miner is expected to be in place and operating at the start of the third quarter 2006. The lost production from the highwall miner had a significant impact on profitability due to a 34% loss of volume of lower cost coal (versus the fourth quarter 2005). National Coal supplemented tonnage requirements with coal purchased from outside vendors which added $1.9 million to cost of sales over the prior quarter and over $4 million versus first quarter 2005.

Further, on April 1, 2005, National Coal changed its estimate of the useful lives of mining equipment from seven years to approximately three years. This change resulted in an increase of $1.5 million in net losses for first quarter 2006 as compared to first quarter 2005. General and administrative costs increased from first quarter 2005 by 7.3% to $2.05 million from $1.92 million.

                                     -more-

National Coal has committed to focus on developing its owned reserves. To that end, refurbishments have been initiated on the Baldwin Facility, purchased last year, and on the 42-mile rail line, purchased in February 2006. The rail line will provide better access to the Company's largest reserve area, the New River Tract in East Tennessee.

This summer, National Coal plans on opening a surface mine, a highwall mine and an underground mine on its owned reserves on the New River Tract. The expected cost of extracting coal from these mines will be lower relative to existing company mines due to the absence of royalty payments and lower expected costs associated with transportation and processing. Once all three are opened and producing consistent results, these mines are anticipated to produce an additional 55,000 tons of salable coal per month

"These assets will likely begin contributing to our revenue and profit within six months," said Nix. "We have positioned ourselves well by obtaining excellent reserve locations. We expect that further development of these owned coal reserves in the future will result in significant production increases and keep us in front of the demand generated by our current and potential customers in the Southeastern United States."


ABOUT NATIONAL COAL CORP.
Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky. Currently, National Coal employs more than 220 people and produces coal from two mines in Tennessee and four mines in
Kentucky. National Coal sells steam coal to electric utilities in the Southeastern United States. For more information visit www.nationalcoal.com.


INFORMATION ABOUT FORWARD LOOKING STATEMENTS
THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT INCLUDE INFORMATION RELATING TO FUTURE EVENTS AND FUTURE FINANCIAL AND OPERATING PERFORMANCE.
EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE THE PROJECTED TONS OF COAL PRODUCED FROM NEW MINES IN TENNESSEE. FORWARD-LOOKING STATEMENTS SHOULD NOT BE READ AS A GUARANTEE OF FUTURE PERFORMANCE OR RESULTS, AND WILL NOT NECESSARILY BE ACCURATE INDICATIONS OF THE TIMES AT, OR BY WHICH, THAT PERFORMANCE OR THOSE RESULTS WILL BE ACHIEVED. FORWARD LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE AT THE TIME THEY ARE MADE AND/OR MANAGEMENT'S GOOD FAITH BELIEF AS OF THAT TIME WITH RESPECT TO FUTURE EVENTS, AND ARE SUBJECT TO RISKS AND
UNCERTAINTIES   THAT  COULD  CAUSE  ACTUAL  PERFORMANCE  OR  RESULTS  TO  DIFFER
MATERIALLY FROM THOSE EXPRESSED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO:

I)       THE WORLDWIDE DEMAND FOR COAL;
II)      THE PRICE OF COAL;
III)     THE PRICE OF ALTERNATIVE FUEL SOURCES;
IV)      THE SUPPLY OF COAL AND OTHER COMPETITIVE FACTORS;
V)       THE COSTS TO MINE AND TRANSPORT COAL;
VI)      THE ABILITY TO OBTAIN NEW MINING PERMITS;
VII)     THE COSTS OF RECLAMATION OF PREVIOUSLY MINED PROPERTIES;
VIII)    THE RISKS OF EXPANDING COAL PRODUCTION;
IX)      THE ABILITY TO BRING NEW MINING PROPERTIES ON-LINE ON SCHEDULE;
X)       INDUSTRY COMPETITION;
XI)      OUT ABILITY TO CONTINUE TO EXECUTE OUR GROWTH STRATEGIES; AND
XII)     GENERAL ECONOMIC CONDITIONS.

THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH FOR A FURTHER DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. YOU SHOULD NOT PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO
REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS. IF WE DO UPDATE ONE OR MORE FORWARD-LOOKING STATEMENTS, NO INFERENCE SHOULD BE DRAWN THAT WE WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THOSE OR OTHER FORWARD-LOOKING STATEMENTS.


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


RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
National Coal Corp. has prepared Adjusted EBITDA data applicable to the three months ended March 31, 2006 and 2005 to supplement the reporting of its results determined under applicable generally accepted accounting principles (GAAP). Adjusted EBITDA is a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes. The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes.

The following table illustrates the adjustments to net loss to calculate Adjusted EBITDA for the applicable periods and reconciles the non-GAAP financial data to net loss determined in accordance with GAAP:


NATIONAL COAL CORP.
CALCULATION OF ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                   ----------------------------
                                                       2006             2005
                                                   -----------      -----------
Net loss .....................................      (7,678,894)      (2,191,039)

Other (income) expense .......................        (340,878)          15,622

Interest and financing fees ..................       1,868,844          660,511

Depreciation, depletion, amortization and
   accretion .................................       3,832,236        1,286,957
                                                   -----------      -----------

EBITDA .......................................      (2,318,692)        (227,949)

Stock-based compensation expense .............         348,848          225,844
                                                   -----------      -----------

Adjusted EBITDA ..............................     $(1,969,844)     $    (2,105)
                                                   ===========      ===========


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


NATIONAL COAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

                                                                                 MARCH 31,     DECEMBER 31,
                                                                                   2006            2005
                                                                               ------------    ------------
ASSETS                                                                          (unaudited)      (audited)
Current assets
   Cash and cash equivalents ...............................................   $  5,088,150    $ 25,434,988
   Accounts receivable .....................................................      3,667,384       2,929,735
   Inventory ...............................................................      1,723,058         360,614
   Other current assets ....................................................        662,911         274,591
                                                                               ------------    ------------
     Total current assets ..................................................     11,141,503      28,999,928
                                                                               ------------    ------------

   Property, plant equipment and mine development, net .....................     58,220,986      50,901,681
                                                                               ------------    ------------

   Deferred financing costs ................................................      2,830,818       2,958,666
   Restricted cash .........................................................     15,113,248       7,321,323
   Other non-current assets ................................................        420,382         225,820
                                                                               ------------    ------------
   Total Assets ............................................................   $ 87,726,937    $ 90,407,418
                                                                               ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term debt ....................................   $  3,272,404    $  3,319,175
   Current installments of obligations under capital leases ................      1,171,782         958,907
   Accounts payable and accrued expenses ...................................     11,281,184       6,390,626
                                                                               ------------    ------------
     Total current liabilities .............................................     15,725,370      10,668,708
                                                                               ------------    ------------

   Long-term debt, less current maturities, net of discount ................     54,541,225      54,152,829
   Obligations under capital leases, excluding current installments ........      1,178,857       1,196,143
   Asset retirement obligations ............................................      7,260,709       7,228,232
   Other non-current liabilities ...........................................        127,845         156,776
                                                                               ------------    ------------
     Total Liabilities .....................................................     78,445,610      73,791,084
                                                                               ------------    ------------

Commitments and contingencies (Note 11)

Stockholders' equity
   Series A convertible preferred stock, $.0001 par value; 5% coupon; 1,611 shares authorized; 1,269.21 and 1,424.78 shares issued and outstanding at
   March 31, 2006 and December 31, 2005, respectively ......................           --              --
   Common stock, $.0001 per value; 80 million shares authorized; 14,242,005 and 13,690,385 shares issued and outstanding at March 31, 2006 and
   December 31, 2005, respectively .........................................          1,424           1,398
   Additional paid-in capital ..............................................     37,511,983      37,168,122
   Accumulated deficit .....................................................    (28,232,080)    (20,553,186)
                                                                               ------------    ------------
     Total Stockholders' Equity ............................................      9,281,327      16,616,334
                                                                               ------------    ------------
     Total Liabilities and Stockholders' Equity ............................   $ 87,726,937    $ 90,407,418
                                                                               ============    ============


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


NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                        ----------------------------
                                                            2006            2005
                                                        ------------    ------------
Revenues
  Coal sales ........................................   $ 19,792,596    $ 12,584,404
  Other revenues ....................................        230,962            --
                                                        ------------    ------------
   Total revenues ...................................     20,023,558      12,584,404
                                                        ------------    ------------

Expenses
  Cost of sales .....................................     20,285,541      10,897,311
  Depreciation, depletion, amortization and accretion      3,832,236       1,286,957
  General and administrative ........................      2,056,709       1,915,042
                                                        ------------    ------------
   Total operating expenses .........................     26,174,486      14,099,310
                                                        ------------    ------------

Operating loss ......................................     (6,150,928)     (1,514,906)
                                                        ------------    ------------

Other income (expense)
  Interest expense ..................................     (1,868,844)       (660,511)
  Other income (expense), net .......................        340,878         (15,622)
                                                        ------------    ------------
   Total other income (expense) .....................     (1,527,966)       (676,133)
                                                        ------------    ------------

Net loss ............................................     (7,678,894)     (2,191,039)

Preferred stock dividend ............................       (240,599)       (291,190)
                                                        ------------    ------------

Net loss attributable to common shareholders ........   $ (7,919,493)   $ (2,482,229)
                                                        ============    ============

Basic net loss per common share .....................   $      (0.57)   $      (0.18)
                                                        ============    ============

Diluted net loss per common share ...................   $      (0.57)   $      (0.18)
                                                        ============    ============

Weighted average common shares ......................     13,871,167      13,470,799
                                                        ============    ============


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


NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                                THREE MONTHS
                                                                               ENDED MARCH 31,
                                                                        ----------------------------
                                                                            2006            2005
                                                                        ------------    ------------
Cash Flows from Operating Activities
  Net loss ..........................................................   $ (7,678,894)   $ (2,191,039)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation, depletion, amortization and accretion ............      3,832,236       1,405,326
      Amortization of deferred financing costs ......................        142,843            --
      Gain on disposal of assets ....................................       (115,579)           --
      Gain on extinguishment of debt ................................         (8,544)           --
      Settlement of asset retirement obligations ....................        (68,316)           --
     Non-cash compensation:
       Stock option expense .........................................        348,848         225,844
     Changes in operating assets and liabilities:
       Accounts receivable ..........................................       (737,649)        164,306
       Inventory ....................................................     (1,362,443)         81,210
       Prepaid and other ............................................       (582,882)         (1,784)
       Accounts payable and accrued liabilities .....................      4,665,778       1,636,126
         Other noncurrent liabilities ...............................         (2,787)           --
       Deferred revenue .............................................        (26,144)           --
                                                                        ------------    ------------
         Net cash flows provided by (used in) operating activities ..     (1,593,533)      1,319,989

Cash Flows from Investing Activities
  Property, plant and equipment purchased ...........................    (10,877,783)     (7,274,060)
  Prepaid royalty ...................................................           --          (151,364)
  Restricted cash ...................................................     (7,791,925)        103,000
                                                                        ------------    ------------
     Net cash flows used in investing activities ....................    (18,669,708)     (7,322,424)

Cash Flows from Financing Activities
  Proceeds from issuance of common and preferred stock ..............          9,018            --
  Proceeds from exercise of options and warrants ....................        223,300         539,500
  Proceeds from issuance of notes payable ...........................        477,967       6,537,726
  Loan acquisition costs ............................................           --           (90,062)
   Payments on notes payable ........................................       (917,089)        (80,158)
   Proceeds from capital leases .....................................        265,300        (478,631)
   Payments on capital leases .......................................        (69,712)       (478,631)
  Payments for deferred financing costs .............................        (72,381)           --
   Other ............................................................           --             1,755
                                                                        ------------    ------------
     Net cash flows provided by (used in) financing activities ......        (83,597)      6,430,130
                                                                        ------------    ------------

NET INCREASE (DECREASE) IN CASH .....................................    (20,346,838)        427,695
Cash and cash equivalents at beginning of period ....................     25,434,988         351,698
                                                                        ------------    ------------
 Cash and cash equivalents at end of period .........................   $  5,088,150    $    779,393
                                                                        ------------    ------------

Supplemental disclosures
  Interest paid in cash .............................................   $    120,159    $    660,511
   Non-cash investing and financing transactions:
      Warrants issued in connection with notes payable ..............           --           665,855
      Preferred stock dividends payable .............................        240,599         260,699
      Constructive dividend attributable to preferred shareholders ..           --            30,891


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